UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2021

Social Life Network, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55961	46-0495298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3465 S Gaylord Ct, Suite A509, Englewood, Colorado	80113
(Address of principal executive offices)	(Zip Code)

(855) 933-3277

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Social Life Network, Inc. is referred to herein as “we”, “us”, “our”, or the "Company".

ITEM 8.01. OTHER EVENTS

Our website at www.socialnetwork.ai is our recognized channel of distribution to post important information to shareholders and investors, including social media channel posts and a bi-weekly podcast.

The next such podcast is scheduled for Friday, February 26, 2021, at 1:15 PM (Pacific Time) and 4:15 PM (Eastern Time). We will have an additional podcast on Sunday February 28, 2021 at 5:00 PM (Pacific Time) and 8:00 PM (Eastern Time).

Both the February 26 and 28 podcasts may be accessed at https://www.socialnetwork.ai/podcast and management will discuss the recent announcement of two new niche networks added to their tech incubator, and the 2021 growth strategy across all nine social networks that the company now services.

We have attached a press release as Exhibit 99.1 pertaining to the February 26th and the February 28th, 2021 podcasts.

ITEM 9.01. EXHIBITS

Exhibit No.	Description

99.1	Press Release dated February 26, 2021 (February 28, 2021 Podcast)

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2021

Social Life Network, Inc.

By:	/s/ Ken Tapp
Ken Tapp,
Chief Executive Officer

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